Exhibit 24(b)(11)

INDEPENDENT AUDITORS' CONSENT


Oppenheimer Total Return Fund, Inc.:

We consent to the use in this Post-Effective Amendment No. 79 to Registration Statement No. 2-11052 of Oppenheimer Total Return Fund, Inc. of our report dated January 22, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 17, 1997